Execution Copy
EXHIBIT 10.71
Asset Purchase Agreement
between
Rockford Corporation, Audio Innovations, Inc.
and
Advanced Integration, LLC
Dated as of March 31, 2006

Asset Purchase Agreement
This Asset Purchase Agreement (“Agreement”) is between:
(a)	Rockford Corporation (“Rockford”) and its wholly owned subsidiary Audio Innovations, Inc. (“AI” and, with Rockford, “Seller”); and

(b)	Advanced Integration, LLC (“Purchaser”).
Seller and Purchaser agree as follows:
1.	Background and Definitions.
1.1	Company Business. AI is in the business of designing, manufacturing, marketing and distributing branded aftermarket car-audio enclosures under the names of Q-Logic, Q-Forms, and Q-Customs (the “Business”).

1.2	Asset Sale. Seller desires to sell, and Purchaser has agreed to acquire all or substantially all of Seller’s tangible and intangible assets used exclusively in the Business and specifically listed in Schedule 1.2 (the “Assets”), including:

(a)	the Business’ inventory as it exists on the Effective Date and as updated and acquired through the Closing Date, except for inventory sold in the ordinary course of business (the “Inventory”);

(b)	all accounts receivable related to the Business as of the Effective Date as updated and created through the Closing Date, except for accounts receivable sold in the ordinary course of business (the “Accounts Receivable”)

(c)	the Intellectual Property used exclusively in connection with the Business, including those trademarks and trade names identified on Schedule 1.2 and any federal, state, or foreign registrations relating to these names (the “Names”), and the goodwill associated with such Names. Purchaser will not acquire any interest in any of Seller’s trademarks, names or other Intellectual Property other than the Names and Intellectual Property identified on Schedule 1.2;

(d)	the additional assets of the Business, including owned or leased property and equipment, supplies, trade show fixtures specific to the Business, and other assets listed in Schedule 1.2.
     The Assets specifically exclude the Excluded Assets.
1.3	Definitions. In this Agreement:
(1)	Affiliate means any individual or Business Entity which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with, another individual or Business Entity;

(b)	Agreement means this Agreement and each of the Schedules and certificates delivered with this Agreement. The Schedules and certificates are a part of this Agreement;

(c)	Assets has the meaning given in Section 1.2;

(d)	Assumed Liabilities means those debts, obligations and other liabilities assumed by Purchaser, as specifically listed in Schedule 2.4.

(e)	Business has the meaning given in Section 1.1;

(f)	Business Entity means any person, corporation, partnership, joint venture, limited liability company, or other entity;

(g)	Closing means the consummation of the transactions contemplated by this Agreement;

(h)	Closing Date means the day on which the Closing takes place;

(i)	Contract means any contract, indenture, mortgage or deed of trust, lease, purchase order, guaranty, insurance policy, bond, license, instrument, understanding, obligation, or other agreement, written or oral;

(j)	Employment Contracts means all employment agreements, consulting agreements, and collective bargaining agreements;

(k)	Employment Plans means all executive compensation plans, bonus plans, holiday and other bonus practices, deferred compensation agreements, pension or retirement plans, employee stock option or stock purchase plans, employee life, health, and accident insurance, and other employee benefit plans, agreements, arrangements or commitments;

(l)	Encumbrance means any mortgage, pledge, lien, claim, charge, security interest, restriction, easement, right of way, or other encumbrance;

(m)	Environmental Laws means all Laws relating to the environmental or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), 42 U.S.C. §9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. §2601 et seq; the Hazardous Materials Transaction Act, 49 U.S.C. §1802 et seq; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §9601 et seq; the Clean Water Act (“CWA”), 33 U.S.C. §1251 et seq; the Safe Drinking Water Act, 42 U.S. C. §300(f) et seq; the Clean Air Act (“CAA”), 42 U.S.C. §7401 et seq;

Federal Insecticide, Fungicide and Rodentcide Act (“FIFRA), 7 U.S.C. §136 et seq; and Solid Waste Disposal Act (“SVVDA”) §6901 et seq;

(n)	Excluded Assets means the assets used in the Business that are not being sold to or acquired by Purchaser, including any assets used in the Business that are not listed as Assets on Schedule 1.2 or that are listed as Excluded Assets on Schedule 1.2;

(o)	Financial Statements and Financial Statement Date have the meaning given in Section 5.5;

(p)	Government means any legislature, executive, department, administrative agency, municipality, subdivision, instrumentality, or other authority of the United States, any state, any locality, or any foreign country or political subdivision of a foreign country;

(q)	Hazardous Materials means hazardous wastes, hazardous substances, hazardous constituents, toxic substances, pollutants, contaminants, radioactive materials, related materials, and any other substances, constituents or wastes, whether solids, liquids or gases, subject to regulation under any Environmental Laws;

(r)	Information means information Seller has supplied to Purchaser under Section 7.7 of this Agreement;

(s)	Intellectual Property means patents, trademarks, trade names, service marks, other trade rights, copyrights, licenses, and similar intangibles;

(t)	Knowledge means and an individual will be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter after due inquiry that is reasonable under the circumstances.

(u)	Laws means any law, statute, ordinance, rule, regulation, or Order;

(v)	Liabilities shall mean, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

(w)	Loss means all expenses (including reasonable attorneys’ and accountants’ fees), losses, taxes, claims, damages, awards, fines, interest, penalties, and liabilities;

(x)	Material Adverse Change or Material Adverse Effect means any change or effect that is or would be materially adverse to a party and its Affiliates,

•	taking into account the business, properties, assets, employees, financial condition and results of operations of the party and its Affiliates; but

•	excluding those changes, effects, and developments that directly result from (1) the announcement of this Agreement, or (2) any act or omission of Purchaser (if the event has an effect on Seller) or Seller (if the event has an effect on Purchaser)

(y)	Order means any order, decree, decision, injunction, finding, or judgment;

(z)	Permits means all approvals, permits, licenses, filings, registrations, certificates, orders, authorizations, qualifications, or other consents from any Government, self-regulatory authority, or any other third party;

(aa)	Proceeding means any claim, action, suit, mediation, arbitration, labor grievance, Government investigation, or other legal or administrative proceeding;

(bb)	Purchase Price means the purchase price for the Assets, in a total amount of $1,750,000, including $750,000 payable in cash at the Closing (the “Cash Purchase Price”) and $1,000,000 payable in 30 monthly installments after the closing (the “Deferred Purchase Price”);

(cc)	Purchaser means Advanced Integration, LLC, an Oklahoma corporation;

(dd)	Seller means Rockford Corporation, an Arizona corporation, and Rockford’s wholly owned subsidiary Audio Innovations, Inc., an Oklahoma corporation; and

(ee)	Tax means any tax, assessment, duty, or governmental charge or deposit (including income, property, ad valorem, gross receipts, sales, use, value added, occupation, franchise, transfer, excise, goods and services, payroll, employment, profits, capital, severance, production, premium, payroll, stamp, unemployment insurance, disability, workers’ compensation, withholding, and social security tax), and all interest and penalties, whether disputed or not, imposed by any Government.
     Other terms used as defined terms have the meanings used in this Agreement.
2.	Purchase and Sale of Assets. At the Closing, and subject to the terms and conditions of this Agreement:
2.1	Purchase of Assets. Seller will sell to Purchaser, and Purchaser will purchase from Sellers, the Assets free and clear of all Encumbrances, except the Assumed Liabilities.

2.2	No Purchase of Other Assets. Other than the Assets, Purchaser will not acquire any other asset of Seller.

2.3	No General Assumption of Certain Liabilities. Except for the Assumed Liabilities, Purchaser will not assume any liabilities of Seller. Seller will be solely responsible for paying all liabilities (except for the Assumed Liabilities) related to the Business and the Assets, including executory contracts, purchase orders, judgments, obligations and debts.

2.4	Assumption of Assumed Liabilities. Purchaser will assume liability only for the leases, accounts payable, contract obligations, warranty obligations, and other liabilities specifically described in Schedule 2.4 (the “Assumed Liabilities”).
3.	Closing. The Closing will take place at 10:00 A.M., local time, on or before March 31, 2006, at the offices of Steptoe & Johnson, 201 E. Washington St., Suite 1600, Phoenix, Arizona 85004, or at another agreed upon time and place.

4.	Purchase Price.
4.1	Purchase Price; Closing Adjustments. At the Closing, Purchaser will pay to Seller the Purchase Price for the Assets in the following manner:

(a)	Cash Purchase Price. The Cash Purchase Price by wire transfer of immediately available funds to the account Seller designates; and

(b)	Deferred Purchase Price. The Deferred Purchase Price by delivery to Seller of the Loan and Security Agreement providing for payment of $1,000,000 in 30 equal monthly installments beginning on the first day of the month following the closing and continuing for 30 months. The Deferred Purchase Price will be secured by (a) a first priority security interest in the receivables owed to AI or to Purchaser by Best Buy or any Affiliate of Best Buy and (b) a second priority security interest in all other assets of Purchaser including the Assets.

4.2	Allocation of Purchase Price. The Parties will allocate the Purchase Price among the Assets for tax purposes in accordance with Section 1060 of the Internal Revenue Code. Purchaser and Seller will each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 “Asset Acquisition Statements Under Section 1060” consistent with such allocation.
5.	Representations and Warranties by Seller. To the extent information on which the following representations are made depend upon information supplied by AI management located at AI’s facility in Oklahoma, Buyer’s representations and warranties are made in reliance upon such management and are made to Seller’s Knowledge. Because such members of management are also principals of Buyer, Buyer acknowledges that this reliance is reasonable and that Seller is not responsible for errors, inaccuracies or misrepresentations resulting from Seller’s reliance upon information from such management, unless Seller has Knowledge of such errors, inaccuracies or misrepresentations prior to Closing. Except as stated otherwise in a Schedule to this Agreement, and subject to the disclaimer made above, Seller represents and warrants to Purchaser that:
5.1	Organization and Authority to Conduct Business. Rockford is duly organized, validly existing and in good standing under the laws of Arizona and AI is duly organized, validly existing and in good standing under the laws of Oklahoma. Each Seller is qualified to do business and is in good standing in each of the jurisdictions identified on Schedule 5.1. Each Seller has all requisite corporate power and authority to carry on its business as now being conducted, to own, lease, or operate its properties and to carry out the transactions contemplated by this Agreement. Each Seller has delivered to Purchaser complete copies of Seller’s articles or certificate of incorporation and bylaws as amended.

5.2	Authorization and Approval of Agreement. Seller:

(a)	has taken, or will take before the Closing, all actions; and

(b)	has secured, or will secure before the Closing, all material Permits required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement.
5.3	Binding Effect. This Agreement, and each document executed by Seller in connection with this Agreement:

(a)	constitutes the legal, valid, binding, and enforceable obligation of Seller;

(b)	has been duly executed and delivered by Seller; and

(c)	has been duly authorized by all necessary corporate action.

5.4	Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not (with or without the giving of notice or the passage of time or both) conflict with, result in a default under, result in the creation of any Encumbrance on the Assets pursuant to, or result in the acceleration of any obligation under or permit the termination of:

(a)	Seller’s certificate of incorporation or bylaws; or

(b)	any material Contract or Law to which Seller is a party or by which it, the Business or the Assets may be bound.

5.5	Required Filings and Consents. No waiver, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of any of the transactions contemplated by this Agreement, except for:

(a)	the consents identified as required on Schedule 5.5, which are:
(1)	all consents, waivers and approvals required in connection with the consummation of the transactions contemplated by this Agreement under any of Seller’s Contracts or Permits; and

(2)	will be secured before the Closing;
(b)	such other waivers, consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate:
(1)	have a material adverse effect on AI;

(2)	impair Seller’s ability to perform its obligations under this Agreement; or

(3)	prevent the consummation of any of the transactions contemplated by this Agreement.
5.6	Financial Statements.

(a)	Sellers have delivered to Purchaser financial information relating to the Business for the periods ending December 31, 2005, and February 28, 2006. The last such date is the Financial Statements Date. The financial information includes asset and liability information and income and expense information derived from Rockford’s consolidated financial statements, but are not audited. Because Rockford prepares its financial statements on a consolidated basis, and because the Business is only a small part of Rockford’s total operations, the financial information was not prepared in accordance with GAAP. The financial information was derived from Rockford’s financial statements (which were prepared in accordance with GAAP) and other financial records.

(b)	Except as contemplated by this Agreement, there are no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) related to the Business, except liabilities:

(1)	provided for in the Business’ financial information delivered to Buyer as of the Financial Statements Date; or

(2)	incurred since the Financial Statement Date in the ordinary course of business consistent with past practices.

5.7	Absence of Undisclosed Liabilities. As of the Financial Statements Date, Seller does not have any debts or liabilities related to the Business except as disclosed in the financial information delivered under Section 5.6 or in Schedule 5.7 or elsewhere in this Agreement. Since the Financial Statements Date Seller has not incurred additional debts or liabilities related to the Business except as disclosed in Schedule 5.7 or elsewhere in this Agreement;

5.8	Litigation.

(a)	There is no Proceeding pending or, to Seller’s Knowledge, threatened against; and

(b)	There is no Order in effect or, to its Knowledge, threatened against or relating to
(1) the Business, (2) Seller’s officers, directors, or employees who participate in the Business, (3) the properties, assets, or operations related to the Business, or (4) the transactions contemplated by this Agreement. Seller does not know, or have reason to know, of any basis for such a Proceeding or Order;
5.9	Bankruptcy Proceedings. Seller is not involved in any Proceeding by or against it (a) under the Bankruptcy Code, 11 U.S.C. § 101 et seq., (b) under any other insolvency or debtors’ relief act, or (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official.

5.10	Taxes.

(a)	Seller has paid, or will pay before their due date, all Taxes related to the Business due on or before the Closing and has reserved, or will reserve before the Closing, amounts necessary to pay Taxes due after the Closing in respect of periods ending on or before the Closing;

(b)	Seller has timely filed, or will timely file, all tax returns required in connection with any Taxes related to the Business, and has not made any requests for extensions. All such returns are accurate and comply with applicable Law;

(c)	Seller has made all deposits required by Law and (1) has not been delinquent in the payment of any Tax or (2) has paid any penalty associated with a delinquency;

(d)	Seller has no reassessment of any Tax proposed and knows of no basis for any such reassessment; and

(e)	To the Knowledge of Seller, there is no pending property, sales, use or other tax dispute relating to or arising out of the Business or affecting the Assets.

5.11	Compliance with Laws, Permits, and Contracts.

(a)	Seller has complied in all material respects with all Laws applicable to the Business, Assets, or operations of the Business as presently conducted;

(b)	Seller has secured and is in compliance with all material Permits required for the Assets and the Business as presently conducted;

(c)	Seller is not in default concerning any Order, writ, injunction or decree of any federal, state or municipal court, or other governmental department or agency affecting the Assets or the Business;

(d)	Seller has not offered, paid, or agreed to pay money or anything of value for the purpose of or with the intent of obtaining or maintaining business for Seller or otherwise benefiting Seller in violation of any Law (including Section 30A(a) of the Securities Exchange Act of 1934, as amended); and

(e)	The ownership and present use of Seller’s properties related to the Business and the conduct of the Business,

(1)	does not materially conflict with the rights of any other person; and

(2)	will not (with or without the giving of notice or the passage of time or both) conflict with or result in a default under:
•	Seller’s certificate of incorporation or bylaws; or

•	any material Contract or Law to which Seller is a party or by which it is affected.
5.12	Enforceability of Contracts, No Defaults.

(a)	All Contracts identified in any schedule to this Agreement, or required to be so identified, to which Seller is a party are effective, valid, binding, and enforceable in accordance with their terms;

(b)	Seller is not in material default under any such Contracts; and

(c)	Seller does not know, or have reason to know, of any material default (or event which, after notice or lapse of time, would constitute a material default) of such Contracts.

5.13	Product Recalls. Seller has not within the past 5 years:

(a)	been party to any Proceeding brought by a Government; or

(b)	been subject to any Order;
that related to the Business and required, or sought to require, that Seller recall any products designed, manufactured, assembled, shipped, sold, distributed, installed, repaired or maintained by Seller in connection with the Business. Seller does not know, or have reason to know, of any voluntary recall undertaken to avoid a Proceeding or Order or of any pending or threatened Proceeding or Order that would require such a recall.
5.14	Environmental Matters.

(a)	The Business is in material compliance with Environmental Laws;

(b)	Seller has secured all material Permits required under Environmental Laws for the operation of the Business (and such Permits are listed on Schedule 5.14);

(c)	Seller does not know, or have reason to know, of any pending or threatened Proceedings against Seller related to the Business with respect to Environmental Laws;

(d)	Seller does not know, or have reason to know, of any act related to the Business and attributable to Seller that could give rise to material liability under CERCLA or any other Environmental Law. Seller has not submitted notice pursuant to Section 103 of CERCLA with respect to any of the Assets;

(e)	To Seller’s Knowledge, Seller does not own or operate in connection with the Business an underground storage tank except for tanks in material compliance with Environmental Laws; and

(f)	Seller does not know, or have reason to know, of any Hazardous Materials that have been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped or disposed of in a manner that materially violates any applicable Environmental Law on, in, or under real property owned or occupied by Seller and related to the Business.

5.15	Ownership of Assets; No Encumbrances. Seller has good and marketable title to the Assets free and clear of any Encumbrance. There are no undisclosed interests in the Assets, nor does Seller know, or have reason to know, of any assertion of such an interest, or of any facts or circumstances that would give rise to such an interest. Schedule 5.15 lists:

(a)	Real Property.

(1)	all real property that Seller uses in the Business and owns or leases;

(2)	a summary of the terms on which Seller owns, leases, or uses such real property; and

(3)	a summary of the terms of any Encumbrances affecting such real property.

(b)	Personal Property.

(1)	all tangible personal property (other than inventory and supplies) that Seller uses in the Business and owns or leases, except for owned items having a value of less than $10,000 and leased items requiring lease payments of less than $10,000 annually;

(2)	a summary of the terms on which Seller owns, leases, or uses such personal property; and

(3)	a summary of the terms of any Encumbrances affecting such personal property.

(c)	Title. Seller has title to all the Assets reflected in the Financial Statements or in Schedule 5.15, free of any Encumbrance, except:

(1)	items sold or otherwise disposed of in the ordinary course of business consistent with past practice after the date hereof; or

(2)	as set forth in the Financial Statements or in Schedule 5.15.

(d)	The Assets are in good operating condition and repair (ordinary wear and tear excepted), are suitable for the purposes used, and are adequate for the current operations of the Business. The Assets constitute all of the properties and assets used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business. Seller does not know, or have reason to know, of any pending or threatened condemnation affecting the Assets.

5.16	Insurance. Schedule 5.16 lists all material insurance policies insuring, and all material performance bonds related to, the Business issued in favor of Seller specifying:

(a)	the name of the insurer or bonding company;

(b)	the risk insured or bonded;

(c)	the limits of coverage;

(d)	the deductible (if any);

(e)	the premium (including any proposed premium increases known to Seller);

(f)	any notice of cancellation or nonrenewal received by Seller; and

(g)	the date through which coverage will continue by virtue of premiums already paid.

5.17	Distribution Agreements. Schedule 5.17 lists all material sales agency agreements, distributorship agreements, and agreements providing for the services of an independent sales representative relating to the Business to which Seller is a party.

5.18	Other Contracts. Schedule 5.18 lists:

(a)	Each loan, conditional sales, or security agreement of Seller relating to the Business with an unpaid balance more than $10,000;

(b)	Each material license agreement relating to intellectual property of Seller relating to the Business (other than licenses incident to leases of computers, software, or office or photographic equipment used in the ordinary course of business); and

(c)	All material Contracts of Seller relating to the Business, but excluding:

(1)	Contracts listed or excluded elsewhere in this Agreement; and

(2)	any Contract entered into in the ordinary course of business terminable by Seller in less than 30 days or involving payment or receipt of less than $10,000.

5.19	Employment Matters.

(a)	Employment Contracts and Plans. Schedule 5.19 lists all material Employment Contracts and Employment Plans to which Seller is a party or by which it is bound and which relate to the operation of the Business.

(b)	Compliance with Employment Laws. Seller, in connection with the Business:

(1)	is in material compliance with all Laws regulating employment practices, terms and conditions of employment and wages and hours;

(2)	is not subject to any unfair labor practice complaint or other petition before the National Labor Relations Board;

(3)	is not subject to any material labor strike, dispute, slow-down or stoppage;

(4)	is not subject to any material Proceeding arising out of or under a collective bargaining agreement; and

(5)	has not experienced any primary work stoppage or other labor difficulty involving its employees during the past three years.

(c)	Plan Compliance. Seller has administered and maintained the Employment Plans in material compliance with all applicable Laws with respect to employees working in connection with the Business. Seller does not know, or have reason to know, of any prohibited transaction (as defined in ERISA, 29 U.S.C. § 1001) relating to any Employment Plan.

(d)	Severance. Seller has not entered into any severance or similar arrangement with respect of any present or former personnel who work exclusively in the Business that will result in any obligation (absolute or contingent) of Purchaser or Seller to make any payment to any present or former personnel who work exclusively in the Business following termination of employment.

5.20	No Guaranties. Seller has not guaranteed the obligations or liabilities of any person or business entity in connection with the Business.

5.21	Intellectual Property. Schedule 5.21 lists all material patents, trademarks, trade names, service marks, other trade rights, copyrights, licenses, and similar intangibles (the “Intellectual Property”) that Seller owns, uses, or has registered in connection with the Business.

(a)	Seller is not obligated to pay any royalty with respect to Intellectual Property that Seller owns, uses, or has registered in connection with the Business.

(b)	Seller does not know, or have reason to know, of any pending or threatened Proceedings alleging that the Business has infringed any third party’s Intellectual Property rights (or of any basis for such a Proceeding).

(c)	Seller does not know, or have reason to know of any person challenging or infringing on or otherwise violating any right of the Seller with respect to any Intellectual Property that Seller owns, uses, or has registered in connection with the Business.

5.22	Inventory. Seller’s inventory and related supplies are merchantable or suitable for sale in the ordinary course of business, except to the extent of the allowance for excess and obsolete inventory as reflected on the Financial Statements.

5.23	Receivables. All receivables reflected in the Financial Statements, and all receivables which have arisen since the Financial Statement Date, arose from transactions in the ordinary course of business. The Seller expects such receivables to be (or to have been) fully collected when due, except to the extent of the normal allowance for doubtful accounts as reflected on the Financial Statements.

5.24	Records. The books of account (“Books”) of Seller related to the Business are complete and correct in all material respects. Seller knows of no material transactions involving the Business of Seller, which properly should have been, but are not, set forth in the Books.

5.25	Official Filings Complete. Seller has made all material required Government filings related to the Business.

5.26	Absence of Changes or Events. Since the Financial Statements Date, Seller has conducted the Business only in the ordinary course and has not taken, or entered into any agreement or made any commitment to take, any of the following actions in connection with the Business:

(a)	Incurred any obligation or liability related to the Business, except liabilities (1) for trade or business obligations incurred in the ordinary course of business or (2) which do not materially affect the Business or the Business’ financial condition;

(b)	Paid any obligation or liability related to the Business other than current liabilities (1) shown on the Financial Statements or (2) incurred since the Financial Statements Date in the ordinary course of business;

(c)	Subjected any Assets to any Encumbrance, except in the ordinary course of business;

(d)	Sold or otherwise disposed of any Assets, except in the ordinary course of business;

(e)	Cancelled, compromised, waived, or released any material debt, claim, or right related to the Business, except in the ordinary course of business;

(f)	Received or given notice of termination of any Contract whose termination has had, or may have, a material adverse effect on the Business or its financial condition;

(g)	To its Knowledge, experienced any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slow-downs, or lock-outs;

(h)	Had any material change in the terms of agreements with employees, agents, customers or suppliers;

(i)	Made or agreed to make any change in the compensation payable to any manager or employee working exclusively for the Business, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

(j)	Acquired any capital assets related to the Business which cost in excess of an aggregate of $250,000;

(k)	Declared any dividends or made any distributions to its shareholders, other than transactions in the ordinary course of business consistent with past practices;

(l)	Instituted, settled or agreed to settle any material Proceeding related to the Business; or

(m)	Suffered any change, event, condition, damage, destruction, or loss having a material adverse affect on the Business.
6.	Representations and Warranties by Purchaser. Except as stated otherwise in a Schedule to this Agreement, Purchaser represents and warrants to Seller that:
6.1	Organization and Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Oklahoma. Purchaser has all requisite power and authority to carry on its business as now being conducted, to enter into this Agreement, and to carry out the transactions contemplated by this Agreement. Purchaser is qualified to do business and is in good standing in each of the jurisdictions where the nature of its business or the properties it owns or leases makes such qualification necessary or advisable.

6.2	Authorization and Approval of Agreement. Purchaser:

(a)	has taken, or will take before the Closing, all actions; and

(b)	has secured, or will secure before the Closing, all material Permits required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement.
6.3	Binding Effect. This Agreement, and each document executed by Purchaser in connection with this Agreement, constitutes the valid, binding, and enforceable obligation of Purchaser, has been duly executed and delivered by Purchaser, and has been duly authorized by all necessary corporate action.

6.4	Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not (with or without the giving of notice or the passage of time) conflict with, result in a default under, or result in the creation of any Encumbrance pursuant to:

(a)	Purchaser’s articles of organization or operating agreement; or

(b)	any material Contract or Law to which Purchaser is a party or by which it may be bound.

6.5	Purchaser’s Independent Investigation. Purchaser and its representatives have independently investigated Seller and the Business. Purchaser acknowledges that there are no representations or warranties, express or implied, about the Seller or the Business except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement. Purchaser is not relying on any written or oral information about the Seller or the Business (including financial or forward-looking information) except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement.

6.6	Plant Closing. Purchaser has no definite plans to implement any mass lay-off, plant closing, or other covered employment loss (a “Lay-off”), as those terms are defined by the Worker Adjustment and Retraining Notification Act, 229 U.S.C. § 2101-2109 (the “Act”), within sixty-one (61) days of the Closing Date. If it implements a Lay-off after the Closing, Purchaser will comply with the Act to the extent the Act applies to its operations (including the Business as operated after the Closing).

6.7	Litigation. There is no material Proceeding pending or, to its Knowledge, threatened; and there is no material Order in effect relating to the transactions contemplated by this Agreement. Purchaser does not know of any basis for such a Proceeding or Order.

6.8	Required Filings and Consents. No waiver, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of any of the transactions contemplated by this Agreement, except for:
(a)	the consents identified as required on Schedule 6.8, which are:
(1)	all consents, waivers and approvals required in connection with the consummation of the transactions contemplated by this Agreement under any of Purchaser’s Contracts or Permits; and

(2)	will be secured before the Closing;
(b)	such other waivers, consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate:

(1)	have a material adverse effect on Purchaser;

(2)	impair Purchaser’s ability to perform its obligations under this Agreement; or

(3)	prevent the consummation of any of the transactions contemplated by this Agreement.
7.	Pre-Closing Covenants. After the execution of this Agreement and before the earlier of the Closing or termination of this Agreement:
7.1	Consents and Approvals. Purchaser and Seller will cooperate

(a)	to obtain as expeditiously as possible all material Permits necessary to carry out the transactions contemplated by this Agreement; and

(b)	to comply with all material Laws regulating or restricting the transactions contemplated by this Agreement.

7.2	Conduct of Business. Seller will conduct the Business only in the ordinary course consistent with past practice, will maintain and preserve the Assets, and will use commercially reasonable efforts to:

(a)	preserve the Business and its internal organization;

(b)	maintain the general character of the Business and conduct the Business operations, activities, and practices in a reasonable manner in accordance with past practices;

(c)	keep available to Purchaser the services of the managers, employees, agents and independent contractors who work exclusively for the Business;

(d)	preserve for the benefit of Purchaser the goodwill of suppliers, customers, landlords and others having business relations material to the Business; and

(e)	consult with Purchaser about material changes in the conduct of the Business.
   Seller is not required to take or refrain from taking any action that, in Seller’s reasonable judgment, is likely to result in:
(1)	a substantial penalty;

(2)	a claim for damages by any third party against Seller;

(3)	losses to Seller;

(4)	prejudice to or interference with the Business; or

(5)	a breach by any of the Seller of any of the representations and warranties made by it in this Agreement.

7.3	Approval of Certain Transactions. Seller will not, without Purchaser’s prior written approval, take or agree to take the following actions in connection with the Business:

(a)	incur any additional debt related to the Business, other than trade debt and normal intercompany payables and receivables incurred in the ordinary course of business;

(b)	increase the compensation of any managers or employees working exclusively for the Business, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

(c)	declare or pay any dividends to its shareholders or make any distributions to its shareholders, other than transactions in the ordinary course of business consistent with past practices;

(d)	take any action which would breach any of its representations and warranties in this Agreement;

(e)	sell or otherwise dispose of any of the Assets except in the ordinary course of business;

(f)	subject any Assets to an Encumbrance, other than in the ordinary course of business; or

(g)	enter into or terminate any material Contract related to the Business except in the ordinary course of business and except for those of the type which would not have to be listed or described in any schedule to this Agreement;

7.4	Material Changes. Seller will give Purchaser written notice of the occurrence or non-occurrence of any event known to Seller (excluding matters known only to Seller’s personnel who are expected to be employed by Buyer after the closing), the occurrence or non-occurrence of which would be reasonably likely to cause any representations and warranties made by it in this Agreement to be untrue or inaccurate in any material respect or any Schedule hereto to be untrue or inaccurate in any material respect (in which case Seller shall provide Purchaser with an updated Schedule). Any supplement or amendment to a schedule or schedules made with respect to matters occurring on or after the date of this Agreement will not be indemnifiable as a breach of any representation or warranty made in this Agreement; provided, in the event any supplement or amendment would constitute a material breach if it had occurred prior to the date hereof, the Purchaser may terminate this Agreement pursuant to Section 12.1(c); provided, however, that the delivery of any notice or updated Schedule pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice with respect to any matter occurring prior to the date of this Agreement or otherwise resulting from a breach of covenant in this Agreement.

7.5	Asset Restrictions. Seller will take no action that would encumber or restrict the Assets or their sale or transfer, except actions to enforce rights under this Agreement;

7.6	Confidentiality.

(a)	Agreement. Purchaser and Seller have entered into and remain bound by the Confidentiality Agreement attached as Schedule 7.6. Each party will comply with its obligations under the Confidentiality Agreement; and

(b)	Press Releases. A party may make a public announcement of the transactions contemplated in this Agreement only with the prior written consent of all other parties. A party will not unreasonably withhold consent if an announcement is required by applicable Law.

7.7	Investigations. Upon reasonable notice and during regular business hours, Seller will give Purchaser and Purchaser’s attorneys, accountants and other representatives:

(a)	access to Seller’s officers, directors, employees, independent contractors, counsel, and independent accountants related to the Business;

(b)	access to Seller’s Assets, material Contracts, and Books related to the Business;

(c)	copies of documents of Seller reasonably requested by Purchaser related to the Business; and

(d)	information Purchaser reasonably requests with respect to the affairs of Seller related to the Business.

(e)	Information supplied by Seller to Purchaser is subject to the Confidentiality Agreement. Seller does not assume responsibility for the accuracy or completeness of the Information except and to the extent specifically provided in this Agreement. Neither the Information nor Purchaser’s investigation affects Purchaser’s right to rely on the representations and warranties made in this Agreement.

8.	Post-Closing Covenants.
8.1	Delivery of Information. After the Closing, Seller shall use reasonable commercial efforts to transfer, forward or deliver the following to Purchaser:

(a)	all sales calls pertaining to the Business;

(b)	all electronic mail pertaining to the Business;

(c)	all notices and communications from any customers relating to the Business;

(d)	all invoices and bills from any suppliers or vendors relating to the Business;

(e)	all purchase orders relating to the Business; and

(f)	all payments made to Seller by customers of the Business for payment of accounts receivable of the Business.
9.	Conditions to each Party’s Obligations. No party is obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied on or before the Closing Date:
9.1	Consents and Approvals. All Permits, consents and approvals required pursuant to Section 7.1 must have been obtained; and

9.2	Proceedings. No Proceeding seeking to enjoin or prohibit, and no Order enjoining or prohibiting the consummation of the transactions contemplated by this Agreement may be in effect.
10.	Conditions to Purchaser’s Obligations. Purchaser is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied or waived by Purchaser on or before the Closing Date:
10.1	Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement must be true and correct, both when made and on the Closing Date.

10.2	Performance of Obligations . Seller must have performed all material covenants, agreements, and obligations required of it by this or prior to the Closing.

10.3	Material Adverse Effect. There shall not have occurred after the date hereof any event having a Material Adverse Effect on the Business or the Asset.

10.4	Loan and Security Agreement. Purchaser must have received a Loan and Security Agreement executed by Seller in substantially the form attached as Schedule 10.4.

10.5	Bill of Sale. Purchaser must have received an executed bill of sale from Seller in a form reasonably acceptable to the parties covering all personal property included in the Assets.

10.6	Assignment and Assumption Agreement. Purchaser must have received an executed assignment and assumption agreement from Seller in a form reasonably acceptable to the parties.
11.	Conditions to Seller’s Obligations. Seller is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied or waived by Seller on or before the Closing Date:
11.1	Accuracy of Representations and Warranties. The representations and warranties of Purchaser in this Agreement must be true and correct, both when made and on the Closing Date.

11.2	Performance of Obligations . Purchaser must have performed all covenants, agreements, and obligations required of it by this Agreement.

11.3	Loan and Security Agreement. Seller must have received a Loan and Security Agreement executed by Purchaser in substantially the form attached as Schedule 10.4.

11.4	Promissory Note. Seller must have received a Promissory executed by Purchaser in substantially the form attached as Schedule 11.4.

11.5	Assignment and Assumption Agreement. Seller must have received an executed assignment and assumption agreement from Purchaser in a form reasonably acceptable to the parties.
12.	Obligations at and after Closing.
12.1	Seller Deliveries. At the Closing, Seller will deliver to Purchaser all documents required to be delivered to Purchaser under this Agreement including this Agreement, the Loan and Security Agreement, and all other documents identified in Section 10.

12.2	Purchaser Deliveries. At the Closing, Purchaser will deliver:

(a)	the Cash Purchase Price to Seller; and

(b)	all other documents required to be delivered to Seller under this Agreement including this Agreement, the Loan and Security Agreement, and all other documents identified in Section 11.

12.3	Additional Documents. After the Closing, each party will execute and deliver other documents and take further action, as any other party reasonably deems necessary to carry out the transactions contemplated by this Agreement.
13.	Termination.
13.1	Rights to Terminate. A party may terminate this Agreement at any time before the Closing:

(a)	by mutual written consent of Seller and Purchaser;

(b)	if the Closing has not occurred on or before April 30, 2006; or

(c)	if (1) a material representation or warranty of the another party was or has become materially inaccurate or untrue or (2) another party has failed materially to comply with or perform under this Agreement (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach).
This Agreement will terminate when a party who is authorized to terminate it gives the other parties notice of the termination.
13.2	Effect of Termination. If this Agreement is terminated, no party has any liability or further obligation unless the termination was a result of such party’s

(a)	breach;

(b)	violation of its duties, obligations, representations, or warranties; or

(c)	fraud, bad faith, or willful misconduct.
14.	Indemnification.
14.1	By Purchaser. Purchaser will indemnify Seller from, and will pay on its behalf, all Loss (whether or not resulting from third party claims) incurred as a result of (a) any untrue representation, breach of warranty or non-fulfillment of any of Purchaser’s covenants or agreements stated in this Agreement or (b) Purchaser’s operation of the Business after the Closing.

14.2	By Seller. Seller will indemnify and hold harmless Purchaser from, and will pay on its behalf, all Loss (whether or not resulting from third party claims) (a)

incurred as a result of any untrue representation, breach of warranty, or non-fulfillment of any covenant or agreement of the Seller in this Agreement, (b) arising out of or resulting from any Liabilities other than the Assumed Liabilities, and (c) arising out of or resulting from the Excluded Assets.

(a)	“Basket” Deductible. Except as otherwise provided in this Agreement, the Seller will have no obligation to indemnify the Purchaser under this Section 14.2 unless the Purchaser has suffered Losses in excess of $50,000 (the “Basket”) in the aggregate and then only to the extent of such excess. Claims by Purchaser under Section 5.15 shall not be subject to the Basket.

(b)	Liability Limit. Except as otherwise provided in this Agreement, the aggregate liability of Seller under this Section 14.2 will not exceed, and Seller will have not liability for indemnification except to the extent of $200,000 (the “Cap”). Claims by Purchaser under Section 5.15 shall not be subject to the Cap. The obligations of Seller under this section are subject to Section 15 below.

14.3	Procedure. Procedures for making a claim for indemnity are set forth in Schedule 14.3.
15.	Expiration of Representations and Warranties. All representations and warranties made by the parties in this Agreement, or in any instrument or document furnished in connection with this Agreement, will survive the Closing and any investigation at any time made by or on behalf of the parties.
15.1	Survival of Certain Representations and Warranties. The representations and warranties set forth in Section 5 and Section 6 will survive until twelve months after the Closing Date except for Sections 5.1, 5.2, 5.3, 5.4, and 5.10, which shall survive until twenty four months after the Closing Date and Section 5.15, which shall survive indefinitely.

15.2	Limit on Claims. A party may maintain a claim or action for indemnity pursuant to Section 14 after the expiration of the representation or warranty under Section 15.1 only if the party made the claim in writing before expiration.

15.3	Application of Claims. Claims for indemnity pursuant to Section 14.2 will be applied in the following order:

(a)	the first $100,000 aggregate amount of Losses for breaches of representations and warranties are subject to the “basket” and no claim may be made against Seller for them except as otherwise provided in this Agreement; and

(b)	the Losses up to the limit specified in Section 14.2(b) and in excess of the “basket” will be paid by Seller to Purchaser, either in cash or by reduction in the principal amount due under the Loan and Security Agreement.

Except as otherwise provided in this Agreement, no claim for Losses for a breach of this Agreement may be made in excess of the amounts set forth in (a) and (b) above. Purchaser acknowledges that it has accepted the risk that claims will exceed this amount.
16.	Notices. Notices under this Agreement must be in writing. Notices are deemed given:
16.1	when personally delivered;

16.2	when received by facsimile or by overnight courier service; or

16.3	on the fifth business day after mailing by first class registered mail, return receipt requested.
Notices must be sent to the parties at the addresses stated on the signature page of this Agreement (or at any other address designated in a notice given by a party to change its address).

17.	Certain Costs.
17.1	Costs of Proceedings. In any Proceeding arising under or related to this Agreement the prevailing party is entitled, in addition to other amounts it recovers, to have the other party pay all costs and expenses (including reasonable attorneys’ fees) incurred in connection with the Proceeding.

17.2	Expenses. Each party is solely responsible for its own expenses relating to the preparation, execution, and consummation of this Agreement and the transactions contemplated by this Agreement, including any fees payable to an investment banker or broker.
18.	Miscellaneous.
18.1	Integration and Amendment. This Agreement, together with the Loan and Security Agreement, constitutes the entire agreement of the parties, and supersedes all prior agreements or understandings among the parties, with respect to their subject matter. This Agreement may be amended only in a written agreement signed by all of the parties.

18.2	Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the party giving the waiver. A waiver of a particular matter does not waive a subsequent or similar matter.

18.3	Binding Effect. This Agreement is binding upon, and inures to the benefit of, each party and its successors and assigns.

18.4	No Benefit to Others. This Agreement is solely for the benefit of the parties (and their successors and assigns) and does not confer any rights on any other persons.

18.5	Severability. The invalidity or unenforceability of any provision of this Agreement does not affect the other provisions. This Agreement is to be construed in all respects as if it excluded any invalid or unenforceable provision.

18.6	Construction and Headings. Whenever a singular word is used in this Agreement it also includes the plural if required by the context, and vice versa. Paragraph headings are for convenience only and do not define or limit the contents of a paragraph.

18.7	Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute and deliver further documents as reasonably requested by any other party.

18.8	Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

18.9	Governing Law. This Agreement is governed by the internal Laws of Arizona. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the federal and state courts located in Maricopa County, Arizona.
19.	Effective Date. This Agreement is executed and effective as of March 31, 2006.
[Signatures Follow]

Advanced Integration, LLC, an Oklahoma limited liability company

By:	/s/ Steven E. Frazier

Steven E. Frazier, Member-Manager
Address:
2805 E. 6th Avenue
Stillwater, Oklahoma 74074
Attention: Steven E. Frazier
Telephone: (405) 533-1629
Facsimile: (405) 624-2248
Rockford Corporation, an Arizona corporation

By:	/s/ Gary Suttle

Gary Suttle, President
Address:
Rockford Corporation
600 S. Rockford Drive
Tempe, Arizona 85281
Attention: W. Gary Suttle, President
Telephone: (480) 967-3565
Facsimile: (480) 966-3639
with a copy to:
Kevin Olson
Steptoe & Johnson LLP
201 E. Washington St., Suite 1600
Phoenix, Arizona 85004
Telephone: (602) 257-5275
Facsimile: (602) 257-5299
Audio Innovations, Inc., an Oklahoma corporation

By:	/s/ Gary Suttle

Gary Suttle, President
Address:
Rockford Corporation
600 S. Rockford Drive

Tempe Arizona 85281
Attention: W. Gary Suttle, President
Telephone: (480) 967-3565
Facsimile: (480) 966-3639
with a copy to:
Kevin Olson
Steptoe & Johnson LLP
201 E. Washington St., Suite 1600
Phoenix, Arizona 85004
Telephone: (602) 257-5275
Facsimile: (602) 257-5299